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                                                                    EXHIBIT 23.1

                             ACCOUNTANTS' CONSENT

The Board of Directors
Compass Bancshares, Inc.

We consent to incorporation by reference in the Registration Statements (Nos. 33-26884, 33-7784, 33-5912, 2-87248, 2-84490, 2-85478, 2-73257, 33-39095,
33-69806, 33-69810, 33-57003, and 33-65437) on Forms S-8, (No. 333-00707) Form
S-4 and (No. 33-61018) Form S-3 of Compass Bancshares, Inc. of our report dated January 17, 1996, relating to the consolidated balance sheets of Compass Bancshares, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995, annual report on Form 10-K of Compass Bancshares, Inc.

Our report refers to changes in the method of accounting for income taxes and in the method of accounting for certain investments in debt and equity securities.

                                         KPMG Peat Marwick LLP

Birmingham, Alabama
March 5, 1996